Exhibit 10.43

Amendment to Independent Contractor and Consultant Agreement

This Amendment to Independent Contractor and Consultant Agreement (this "Amendment") is entered into as of July 21, 2021 (“Effective Date”), by and between Laureate Education, Inc. ("Client"), Marcelo Barbalho Cardoso, Brazilian citizen, married, chemical engineer, bearer of the identity card RG No. 54.081.896-3 (SSP/SP), enrolled with the CPF/ME under No. 561.016.865-15 (“Individual Consultant”), of Alameda Alegrete, 367, Residencial 18 do Forte, Santana de Parnaíba, SP, Brasil, ZIP: 06543-245, and MC Consultoria and Assesoria Empresarial LTDA (“Consultant”), enrolled with the CNPJ under No. – 42.272.712/ 0001-00 ("Consultant"), of Alameda Rio Negro, 503-23o Andar-Sala 2313 B – Alphaville, Barueri/SP, Brasil, ZIP: 06454-000, and is subject to the following terms and conditions.

I. Background

Client and Individual Consultant executed that certain Independent Contractor and Consultant Agreement dated as of May 28, 2021 (the “Consultant Agreement”) pursuant to which Client retained Consultant to provide the services as set forth in the Consultant Agreement.

Individual Consultant has created a consulting company, which is the Consultant, and requests that Client permit Individual Consultant to assign the Consultant Agreement to Consultant.

Client has agreed to allow Individual Consultant to assign the Consultant Agreement to Consultant subject to agreement that the only employee of Consultant who shall work on matters for Client shall be the Individual Consultant.

All parties desire to evidence the assignment and the agreements set forth above by executing this Amendment.

II. Assignment to Consultant

As of the Effective Date, Individual Consultant hereby fully and unconditionally transfers, assigns, delivers and conveys to Consultant, all right, title and interest in and to the Consultant Agreement. Consultant hereby fully and unconditionally assumes and accepts all of Individual Consultant’s rights, title, interest and obligations under the Consultant Agreement as of the Effective Date. All references to “Consultant” under the Consultant Agreement shall refer to the Consultant as set forth in this Amendment instead of the Individual Consultant.

III. Services to be provided by Individual Consultant

Notwithstanding the assignment set forth above, Consultant agrees that Individual Consultant shall be the only employee of Consultant who shall provide services to Client under the Consultant Agreement. If Consultant desires to assign the services to be provided to Client under the Consultant Agreement to another employee other than Individual Consultant, Consultant shall notify Client and Client shall have five days to provide written notice to Consultant if Client consents to such change, such consent to be granted or withheld in Client’s sole and absolute discretion.

IV. Miscellaneous

Except as expressly set forth in this Amendment, the terms of the Consultant Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

CONSULTANT                    LAUREATE EDUCATION, INC.
By:     Marcelo Barbalho Cardoso        By:     Luis H. Novelo
(signature)                    (signature)

Name: MC Consultoria and Assesoria    Name:     Luis H. Novelo
(Print name)                    (Print name)

Title:                         Title:     HR - VP

Date:     July 30, 2021                Date:     Aug. 3, 2021

INDIVIDUAL CONSULTANT
By:     Marcelo Barbalho Cardoso
(signature)

Name:     Marcelo Barbalho Cardoso
(Print name)

Date:     July 30, 2021
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